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                                                                    EXHIBIT (23)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (No. 33-15731, No. 33-31430, and No. 33-52422) on Form S-3 and (No. 33-28310, No. 33-
16934, No. 2-56896, and No. 33-50071) on Form S-8 of our reports dated April 7, 1994 appearing in or incorporated by reference in this Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 26, 1994.


/s/Deloitte & Touche

Minneapolis, Minnesota
May 20, 1994